EXHIBIT 21

                   SUBSIDIARIES OF HAEMONETICS CORPORATION

Name                                          Jurisdiction of Incorporation
----                                          -----------------------------


Haemonetics S.A.                              Switzerland

Haemonetics AB                                Sweden

Haemonetics GmbH                              Germany

Haemonetics France S.A.R.L.                   France

Haemonetics U.K. Ltd.                         England

Haemonetics Japan K.K.                        Japan

Haemonetics Foreign Sales Corp.               U.S. Virgin Islands

Haemonetics Belgium N.V.                      Belgium

Haemonetics B.V.                              Netherlands

Haemonetics Italia S.R.L.                     Italy

Haemonetics GesmbH                            Austria

Haemonetics Asia Inc., with branch in
 Taiwan                                       Delaware

Haemonetics Hong Kong Ltd.                    Hong Kong

Haemonetics CZ, s.p.o.l., S.r.o.              Czech Republic

Haemonetcs Medical Devices (Shanghai)
 International Trading Co. Ltd.               People's Republic of China

Transfusion Technologies Corporation          Delaware

Haemonetics Enterprises Inc.                  Delaware

Haemonetics Canada, LTD                       Canada